FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C. 20549





                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): January 28, 1995




                          ROSE'S STORES, INC.
        (Exact name of registrant as specified in its charter)


                               Delaware
            (State or other jurisdiction of incorporation)


0-631                                   56-0382475
(Commission File Number)      (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina
                                              27536
(Address of principal executive offices)     (Zip Code)


                            (919) 430-2600
         (Registrant's telephone number, including area code)

ITEM 5:

(Amounts in thousands, except per share amounts)

On September 5, 1993, the Company filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Court"). The Company is in possession of its property and is maintaining and operating its property as a debtor-in-possession pursuant to the provisions of Sections 1107 and 1108 of the Bankruptcy Code. On August 1, 1994, the Company filed with the Court a proposed Joint Plan of Reorganization with the consent of the official unsecured creditors committee, the pre-petition secured senior noteholders, and the official equity committee. On October 5, 1994, the Court approved a First Amended Disclosure Statement that described the proposed First Amended Joint Plan of Reorganization (the "Plan") and approving the solicitation of acceptances and rejections of the Plan from various classes of creditors and equity holders prior to the Court's holding a confirmation hearing. On December 14, 1994, the Court confirmed the Plan and entered an order ("Confirmation Order") to that effect.

The Company is required by the Plan to discuss its financial performance through December 31, 1994. The Company included annual 1994 projections in its October 5, 1994 Disclosure Statement. Below are the Company's actual results for the eleven periods ended December 31, 1994 compared to eleven periods of the projection included in the Disclosure Statement and to eleven periods ended January 1, 1994.

Summary of Financial Information
For the eleven periods ended December 31, 1994 and January 1, 1994:
(Unaudited Results)

                                      1994         1994         1993
                                    DECEMBER     DECEMBER     DECEMBER
                                      YTD          YTD          YTD
                                     ACTUAL     PROJECTION     ACTUAL
Number of stores                        113           113         215
Net Sales - Owned                  $694,418       713,148   1,148,116
FIFO Gross Margin - Net Sales         24.18%        24.06%      22.80%
SG&A Expense - % of Net Sales         21.20%        20.81%      22.92%
Operating Cash Flow
  (EBITDA - FIFO basis)              25,728        28,371       6,980
Operating Profit (Loss)              14,296        17,984     (16,888)
Net Loss                            (43,131)      (39,551)    (59,993)
Capital Expenditures                  1,591         2,884       8,721
Pre-petition Secured Debt
  & Interest                         26,423        26,579     108,405
DIP Working Capital Facility           -             -           -
Net Working Capital (1)             128,311       126,786     219,109

(1) Current Assets (Inventory at FIFO) less Current Liabilities

NOTE:  The Company's fiscal year ends on the last Saturday in January.

Sales

Same store sales increased by 1.5% year-to-date compared to a projected same store sales increase of 4.3% year-to-date. Unseasonably warm weather negatively impacted the sale of apparel merchandise in November and December.

Gross Margin

Higher than planned markon and lower than planned shrinkage offset markdowns that were higher than projected. The improvement in the gross margin rate over last year is due to significantly improved shrinkage and higher markon.

SG&A Expenses

SG&A dollars were less than plan but were higher as a percent to sales due to the sales shortfall. The SG&A rate improvement over last year is due to the closing of 102 less profitable stores.

Operating Cash Flow (EBITDA - FIFO basis)

Although the December year-to-date EBITDA was less than projected, it exceeded the $25,000 required for the Company to emerge from Chapter 11 as set forth in the Plan. Also, it represents a significant improvement over the pre-LIFO EBITDA for 1993 which was negatively affected by out-of-stocks preceding and immediately following the Company's filing for Chapter 11.

January Sales

On February 1, 1995, the Company reported a decrease of 4.2% in same store sales for the four weeks ended January 28, 1995. Total sales for the period were $38,414, compared with $56,679 for the four weeks ended January 29, 1994. During the period, the Company operated 113 stores compared with 172 stores a year ago.

For the fiscal year ended January 28, 1995, same store sales increased 1.2% over last year. Total sales, which in 1994 exclude sales for 102 stores the Company closed during the first half of the year, were $756,336 compared to $1,245,697 last year.

Revised Projections for 1995 - 1997

The Company provided annual projections for the years 1995 through 1997 in the Disclosure Statement. Based upon the 1994 actual results to date the Company has revised those projections using the same assumptions that were described in the Disclosure Statement. Below is a summary of the new projections.

ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THESE FORECASTS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE FORECASTS HAVE NOT BEEN AUDITED OR REVIEWED BY ROSE'S STORES, INC. INDEPENDENT CERTIFIED ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE FORECASTS ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, THE FORECASTS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY ROSE'S STORES, INC., OR ANY OTHER PERSONS, THAT THE FORECASTS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE FORECASTS. HOLDERS OF CLAIMS AND INTEREST MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FORECASTS.

                                      1995        1996         1997
                                      YTD         YTD          YTD
                                   PROJECTION  PROJECTION   PROJECTION
Number of stores                        113           113         113
Net Sales - Owned                  $748,200       770,646     801,471
FIFO Gross Margin - Net Sales         23.45%        23.55%      23.75%
SG&A Expense - % of Net Sales         21.71%        21.72%      21.77%
Operating Cash Flow
  (EBITDA - FIFO basis)              18,440        19,674      21,679
Operating Profit                      6,192         7,085      10,029
Net Income (Loss) (2)                  (699)        6,942       9,829
Capital Expenditures                  6,000         6,000       6,000
New Secured Notes
  (Year-end Balance)                 21,423        13,923       6,962
Average Revolver Borrowings          35,006        32,044      29,757
Ending Net Working Capital (1)      103,338       101,159     102,587

(1) Current Assets (Inventory at FIFO) less Current Liabilities
(excluding Current Portion of New Secured Notes)

(2) The net loss for 1995 includes $6,907 in reorganization costs.

NOTE: These projections were prepared using the Company's current financial reporting accounting practices in order to provide comparable annual financial data. Adoption of Fresh Start accounting will result in changes to those practices.

The foregoing projections are made as of the date of filing this Form 8-K. The Company does not hereby undertake any obligation to up-date such projections in the future, even if the assumptions on which these projections were made should prove to be incorrect or even if the company makes new projections in the future.

Equity Value

In the disclosure statement, the Company estimated the net equity value, of the shares that will be outstanding as of the Effective Date, will be in the range of $50,000 to $80,000. Based upon the Company's revised projections, the Company believes the net equity value will most likely be at the lower part of that range, but there can be no assurance that the market value of the Reorganized Rose's net equity will fall within the Company's estimated range.

Changes to Subscription Rights

Under the terms of the Plan, the holders of the Common Stock Interests in Class 5 are to receive rights to subscribe for and purchase up to 100% of the shares of New Rose's Common Stock to be issued on or within thirty days of the Effective Date. The Plan has been amended to provide that the subscription price for New Rose's Common Stock is to be $6.50 per share and that any cash remaining in the Subscription Proceeds Escrow after resolution of all Disputed Class 3 Claims will be distributed to the holders of Allowed Claims in Class 3, and has been otherwise amended to make other conforming modifications required by these changes.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ROSE'S STORES, INC.



Date:  February 7, 1995            By:/s/

                                      Jeanette R. Peters
                                      Senior Vice President
                                      Chief Financial Officer